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                                                                      EXHIBIT 1




                             17,000,000 Securities

                                MEDPARTNERS,INC.

                                  ____% TAPSSM
                  (Threshold Appreciation Price SecuritiesSM)

                             UNDERWRITING AGREEMENT

                                                              September __, 1997


SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON
CORPORATION
MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INCORPORATED
PIPER JAFFRAY INC.
As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
    388 Greenwich Street
    New York, New York 10013

Dear Sirs:

     MedPartners, Inc., a Delaware corporation (the "Company"), and the several Underwriters named in Schedule I hereto (the "Underwriters") propose, subject to the terms and conditions stated herein, to enter into the Purchase Contracts referred to in the Purchase Contract Agreement dated as of September __, 1997 (the "Purchase Contract Agreement") between the Company and The First National Bank of Chicago, as Purchase Contract Agent (the "Purchase Contract Agent"), relating to an aggregate of 17,000,000 ____% TAPSSM (Threshold Appreciation Price SecuritiesSM), Stated Amount $_____ per Security ("TAPS"). Such TAPS are herein referred to as the "Firm Securities." In connection therewith, the Underwriters propose, subject to the terms and conditions stated herein, to purchase at the direction of the Company and for the benefit of holders of the TAPS, Treasury Notes of the United States Government bearing interest at the rate of ____% per annum and maturing on ___________, 2000 (the "Treasury Notes"), having an aggregate principal amount equal to the aggregate Stated Amount of the Firm Securities, which Treasury Notes will be underlying the TAPS. The Treasury Notes will be pledged with PNC Bank, Kentucky, Inc., as collateral agent for the Company (the "Collateral Agent"), to secure the TAPS holders' obligations to purchase



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common stock, $.001 par value, of the Company (the "Common Stock") under the
Purchase Contracts. The Company proposes to grant to the Underwriters an option to enter into Purchase Contracts relating to up to an aggregate of 2,550,000 additional TAPS (the "Additional Securities") and, in the event any such additional Purchase Contracts are entered into, the Underwriters propose to purchase, at the direction of the Company, additional Treasury Notes underlying such Additional Securities, which would also be pledged to the Collateral Agent. The Firm Securities and all or any part of the Additional Securities subject to the over-allotment option described in Section 2 hereof are collectively referred to herein as the "Securities." Capitalized terms used herein without definition shall be used as defined in the Purchase Contract Agreement.

     The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Securities by the Underwriters.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-30921) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Securities. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and, if applicable, as thereafter amended by post-effective amendment, including any registration statement filed pursuant to Rule 462(b) under the Act. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time it was declared effective, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in the prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time it was declared effective, as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference herein to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and deemed incorporated by reference pursuant to Form S-3 under the Act. As used herein, the term "Incorporated Documents"



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means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus or any amendment or supplement thereto.

     2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional Securities, the Company and each Underwriter, severally and not jointly, hereby agree, subject to all the terms and conditions set forth herein and upon the basis of the representations, warranties and agreements of the Company herein contained, to enter into the Purchase Contracts underlying the number of Firm Securities set forth in
Schedule I hereto. In connection therewith, the Underwriters agree to purchase, at the direction of the Company and for the benefit of holders of the TAPS, the Treasury Notes underlying the Firm Securities with respect to which the Company and the Underwriters are to enter into the Purchase Contracts. The Treasury Notes will be pledged with the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent by Federal Reserve Bank-Wire of the Treasury Notes to be pledged on the Closing Date (as hereinafter defined) in accordance with the Pledge Agreement.

     The price per Firm Security to be paid by the Underwriters shall be $________ ([all] [a portion of which] will be paid by the Underwriters to purchase Treasury Notes underlying such Firm Security). The purchase price of the Treasury Notes underlying each Firm Security shall be $_______. In the event the purchase price of the Treasury Notes exceeds their aggregate principal amount, the Company shall pay to the Underwriters the amount of such excess as the additional purchase price necessary to acquire such Treasury Notes. In connection with the transactions contemplated by this Agreement, the Company also agrees to pay the Underwriters on the Closing Date (as hereinafter defined) commission in the amount of $________ per Firm Security.

     The Company also agrees, subject to all the terms and conditions set forth herein and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, that the Underwriters shall have the right to enter into Purchase Contracts relating to up to an aggregate of 2,550,000 Additional Securities, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 5:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to enter into Purchase Contracts with the Company relating to that number of Additional Securities (subject to such adjustments as you may determine in order to avoid fractional Securities) which bears the same proportion to the aggregate number of Additional Securities as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Securities increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Securities. In connection with any exercise of the over-allotment option, the Underwriters agree to purchase, at the direction of the Company and for the benefit of holders of the TAPS, the



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Treasury Notes underlying the Additional Securities with respect to which the
Company and the Underwriters are to enter into the Purchase Contracts (which Treasury Notes shall have an aggregate principal amount equal to the aggregate Stated Amount of the Additional Securities and shall be pledged to the Collateral Agent to secure TAPS holders' obligations to purchase Common Stock under such Purchase Contracts in the same manner as the pledge of Treasury Notes underlying the Firm Securities).

     The price per Additional Security to be paid by the Underwriters shall be equal to the price to be paid by the Underwriters per Firm Security (including such amount as is to be paid by the Underwriters to purchase Treasury Notes underlying such Firm Security); provided that if the price of Treasury Notes underlying each Additional Security differs from the price of Treasury Notes underlying each Firm Security, then the price to be paid by the Underwriters per Additional Security shall be adjusted such that the difference in the price of Treasury Notes underlying each Additional Security from that with respect to each Firm Security shall be for the account of the Underwriters. In connection with any exercise of the over-allotment option, the Company also agrees to pay to the Underwriters on the Option Closing Date (as hereinafter defined) commission in an amount per Additional Security equal to the commission payable per each Firm Security.

     3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Securities upon the terms set forth in the Prospectus.

     4. Delivery of the Securities and Payment Therefor. Delivery to the Underwriters of certificates for the Firm Securities with respect to which the Underwriters enter into Purchase Contracts hereunder, against delivery to the Collateral Agent of the Treasury Notes relating to the Firm Securities by or on behalf of the Underwriters, and payment by wire transfer of same-day funds to an account designated by the Representatives of the commissions payable by the Company to the Underwriters in respect of the Firm Securities shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 A.M., New York City time, on September __, 1997 (the "Closing Date"). The place of closing for the Firm Securities and the Closing Date may be varied by agreement between you and the Company.

     Delivery to the Underwriters of certificates for any Additional Securities with respect to which the Underwriters enter into Purchase Contracts upon any exercise of the over-allotment option, against delivery to the Collateral Agent of the Treasury Notes relating to the Additional Securities by or on behalf of the Underwriters, and payment by wire transfer of same-day funds to an account designated by the Representatives of the commissions payable by the Company to the Underwriters in respect of the Additional Securities shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred



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to, as shall be specified in a written notice from you on behalf of the
Underwriters to the Company of the Underwriters' determination to enter into a number, specified in such notice, of Purchase Contracts relating to Additional Securities. The place of closing for any Additional Securities and the Option Closing Date for such Securities may be varied by agreement between you and the Company.

     Certificates for the Firm Securities and for any Additional Securities with respect to which the Underwriters enter into Purchase Contracts hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be.
Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

     5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

        (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (A) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (C) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.




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        (c) The Company will furnish to you, without charge, six signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all schedules, exhibits and Incorporated Documents thereto, and will also furnish to you, without charge, such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits and Incorporated Documents, as you may request.

        (d) The Company will not (A) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall object after being so advised or (B) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act which upon filing will become an Incorporated Document, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

        (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

        (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the several Underwriters and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto or Incorporated Document, and will expeditiously




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furnish to the Underwriters and dealers a reasonable number of copies thereof.
In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented or that a document should be filed under the Exchange Act that upon filing becomes an Incorporated Document, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

        (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now otherwise required to be so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

        (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

        (i) During the period of five years hereafter, the Company will furnish to you (A) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the New York Stock Exchange and (B) from time to time such other information concerning the Company as you may request.

        (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

        (k) The Company will apply the net proceeds, if any, received by it from the sale of the Securities in accordance with the description set forth in "Use of Proceeds" in the Prospectus.




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        (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

        (m) During a period of 90 days after the date of the Prospectus, the Company will not, without the prior written consent of Smith Barney Inc., directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Securities, Purchase Contracts or Common Stock or any securities of the Company similar to the Securities, Purchase Contracts or Common Stock or any security convertible into or exchangeable or exercisable for Securities, Purchase Contracts or Common Stock; provided, however, that such restriction shall not affect the ability of the Company to take any such action (i) in connection with any employee benefit, dividend reinvestment or stock purchase plan of the Company or its subsidiaries,
(ii) in connection with the acquisition of assets or businesses, provided the recipients thereof agree to the same restrictions on transfer and disposal as the executive officers and directors do under Section 5(n) (except that the recipients of shares issued in connection with the acquisition of HealthFirst Medical Group, P.C. and valued at an aggregate of $2.35 million need not so agree) or (iii) in connection with the offering of the Securities made in connection with the Prospectus.

        (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its executive officers and directors.

        (o) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligations to issue shares of Common Stock upon settlement of the Purchase Contracts.

        (p) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or the Common Stock to facilitate the sale or resale of the Securities.

        (q) The Company will use its best efforts to have the Securities and the shares of Common Stock issuable upon settlement of the Purchase Contracts listed subject to official notice of issuance on the New York Stock Exchange and to cause the Securities to be registered under the Exchange Act concurrently with the effectiveness of the registration statement.

     6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

        (a) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the




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Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

        (b) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

        (c) The Company meets the requirements for use of Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, including any registration statement filed pursuant to Rule 462(b) under the Act, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

        (d) The Company has not distributed and, prior to the later to occur of
(A) the Closing Date and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

        (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as disclosed in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").




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        (f) All the Company's subsidiaries (as defined in the Act but excluding those subsidiaries which when considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary" (as defined in the Act)) are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary that is a corporation is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, and each Subsidiary that is a partnership, association or business organization is legally formed and validly existing under the laws of the jurisdiction of its organization. Each Subsidiary has full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Each Subsidiary is duly registered and qualified to conduct its business (and, if a corporation, is in good standing) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect; all the outstanding shares of capital stock of each Subsidiary which is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and all ownership interests in each Subsidiary which is not a corporation have been validly created pursuant to the partnership or other agreements or organizational documents of each such Subsidiary, and, except as disclosed in the Prospectus, the shares or other interests owned by the Company are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

        (g) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus and all the outstanding shares of Common Stock of the Company (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, (C) are free of any preemptive or similar rights and (D) have been issued and sold in compliance with all applicable federal and state securities laws; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

        (h) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, nor any commitment, plan or arrangement, to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

        (i) Except as disclosed in the Prospectus, no holder of any security of the Company or any other person has the right, contractual or otherwise, which right has not been fully complied with or waived in writing by the holder thereof with evidence of such waiver heretofore delivered to you, (A) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Securities, (B) to have any Common Stock or other securities of the Company included in the registration statement or (C) as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.




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        (j) The Securities have been duly authorized by the Company for issuance and sale to the Underwriters and, when issued and delivered by the Company pursuant to this Agreement against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and conform to all statements relating to the Securities contained in the Prospectus and the Registration Statement, and the issuance of the Securities is not subject to preemptive or other similar rights.

        (k) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contract Agreement (the "Shares") and the preferred stock purchase rights (the "Rights") to be issued with the Shares have been duly and validly authorized and reserved for issuance; the Shares, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement dated as of September __, 1997 (the "Pledge Agreement") among the Company, the Collateral Agent and the Purchase Contract Agent, will be duly authorized, validly issued and fully paid and non-assessable and will conform to the descriptions of the Common Stock and the Rights contained in the Prospectus and the Registration Statement; and the issuance of the Shares will not be subject to preemptive or other similar rights.

        (l) Each of the Purchase Contract Agreement and the Pledge Agreement has been duly and validly authorized by the Company, and each has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the qualification that the Company's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

        (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be disclosed in the Registration Statement or the Prospectus but are not disclosed as required, and there are no agreements, indentures, leases or other instruments that are required to be disclosed in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or an Incorporated Document that are not disclosed or filed as required by the Act or the Exchange Act.

        (n) Neither the Company nor any of the Subsidiaries is (A) in violation of its respective certificate or articles of incorporation or by-laws, or other organizational documents; (B) in violation of any statute, law, regulation, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any order, ruling, judgment, injunction or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties; or
(C) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such default, except in the case of (B) and (C) above, for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

        (o) Neither of (i) the entry into the Purchase Contracts relating to the Securities by the Company, the offer of the Securities as contemplated herein and in the Prospectus and the issue and sale of the Shares by the Company pursuant to the Purchase Contracts nor (ii) the execution, delivery and performance by the Company of all of the provisions of this Agreement, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, the consummation of the transactions contemplated herein and therein and the compliance by the Company with its obligations hereunder and thereunder (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement); (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries; (C) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; (D) violates or will violate any statute, law, regulation, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or any order, ruling, judgment, injunction or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties; or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

        (p) The conduct of the business of the Company and each of the Subsidiaries as presently conducted and as disclosed in the Prospectus complies with all applicable laws, ordinances and administrative or governmental rules or regulations applicable to the Company and each Subsidiary and with all orders, rulings, judgments or decrees of any courts or governmental agencies or bodies having jurisdiction over the Company and each Subsidiary. To the Company's knowledge, each affiliated physician group, affiliated medical group and independent practice association (as such terms are used in the Prospectus and hereinafter referred to collectively, as the "Affiliated Groups") is operating in material compliance with all applicable health care laws, rules and regulations, including, without limitation, those relating to reimbursement by government agencies and fraudulent or wrongful billings, and no physician in an Affiliated Group is practicing in conflict with or violation of any such laws, rules or regulations.

        (q) Except as disclosed in the Prospectus, to the Company's knowledge, none of the Company, any of the Subsidiaries, any employee or agent of the Company or any Subsidiary or any physician in any Affiliated Group has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, including laws and regulations prohibiting fee-splitting or fees for the referral of patients.

        (r) Except as disclosed in the Prospectus, there are no Medicare, Medicaid, or any other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against the Company, any of the Subsidiaries or to the Company's knowledge, any Affiliated Group or any physician in any Affiliated Group, which individually or in the aggregate could result in a Material Adverse Effect.

        (s) No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

        (t) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company or any of the Subsidiaries (the "Plans") comply in all material respects with requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). With respect to the Plans, neither the Company nor any of the Subsidiaries has any liability, contingent or otherwise, under ERISA or the Code, nor does the Company expect that any such liability will be incurred, that could, singly or in the aggregate, have a Material Adverse Effect and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

        (u) The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) disclosed in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are disclosed in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or an Incorporated Document and all the property disclosed in the Prospectus as being held under lease by the Company and each of the Subsidiaries is held by it under valid, subsisting and enforceable leases.

        (v) The Company and each of the Subsidiaries, and to the Company's knowledge, each Affiliated Group has such consents, approvals, permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business as presently conducted, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries, and to the Company's knowledge, each Affiliated Group has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as disclosed in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company, any of the Subsidiaries or any Affiliated Group.

        (w) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights disclosed in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

        (x) The Company and each of the Subsidiaries, and to the Company's knowledge, each of the Affiliated Groups is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses or professions in which they are engaged; all policies of insurance insuring the Company and/or the Subsidiaries or their respective businesses, assets, employees, officers and directors and to the Company's knowledge, the Affiliated Groups are in full force and effect; the Company and each of the Subsidiaries, and to the Company's knowledge, each of the Affiliated Groups are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries, or to the Company's knowledge, any of the Affiliated Groups under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

        (y) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development having or which may reasonably be expected to have a Material Adverse Effect.

        (z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (aa) The Company and each of the Subsidiaries have duly filed with appropriate governmental authorities all tax returns required to be filed, which returns are complete and correct and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto and there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, if adversely determined, have a Material Adverse Effect.

        (ab) The historical financial statements, together with related schedules and notes, included and incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the information shown therein on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; [the pro forma financial statements and other pro forma financial information included and incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;] and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

        (ac) The accountants Ernst & Young LLP who have certified or shall certify the consolidated financial statements of the Company [and InPhyNet Medical Management Inc.] included and incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act and the Exchange Act.

        (ad) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes or hazardous substances by the Company or any of the Subsidiaries (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes or hazardous substances due to or caused by the Company or any of the Subsidiaries or with respect to which the

Company or any of the Subsidiaries had knowledge, except for any such spill, discharge, leak, emission, injection, escapes, dumpings or releases which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a Material Adverse Effect; and the terms "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

        (ae) The Company is not now, and after sale of the Securities to be sold by it hereunder and application of the net proceeds, if any, from such sale as disclosed in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        (af) The Company has complied with all provisions of Florida Statutes,
Section 517.075, relating to issuers doing business with Cuba.

        (ag) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (ah) Neither the Company nor any of the Subsidiaries (A) employs any of the physicians in any Affiliated Group, (B) exercises any influence or control over the practice of medicine by such physicians, or (C) represents to the public that it offers medical services; and the Company and each of the Subsidiaries contracts with the physicians or Affiliated Groups as independent contractors to provide medical services and is not engaged in the practice of medicine.

        (ai) Each of the practice management agreements to which the Company and/or any of its Subsidiaries is a party and which is currently in effect (each a "Practice Management Agreement") has been duly authorized, executed and delivered by the Company and each Subsidiary which is a party to said agreement and is a valid, legal and binding agreement of the Company and each such Subsidiary enforceable against the Company and such Subsidiary in accordance with its terms; and the business of the Company and the Subsidiaries as presently conducted, and the terms of each of the Practice Management Agreements and the performance thereof by the Company and the Subsidiaries which are party thereto, do not violate any statute, administrative or governmental rule or regulation applicable to the Company or such Subsidiaries or laws prohibiting the corporate practice or medicine, fee-splitting or fees for the referral of patients, or any orders, rulings, judgments or decrees of any courts or governmental agencies or bodies having jurisdiction over the Company and/or the Subsidiaries.

     7. Indemnification and Contribution

        (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the agents, employees, officers and directors of each Underwriter and each such controlling person from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or any agent, employee, officer or director of such Underwriter or such controlling person) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        (b) If any action, suit or proceeding shall be brought against any person (the "indemnified party") entitled to indemnification pursuant to the preceding paragraph in respect of which indemnity may be sought against the Company pursuant to the provisions of the preceding paragraph, such indemnified party shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the Company has agreed in writing to pay such fees and expenses, (B) the Company has failed to assume the defense and employ counsel, or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such indemnified party and the Company and such indemnified party shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any indemnified party, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

        (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the agents and employees of the Company and each such controlling person, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any such controlling person or any agent or employee of the Company or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, any such controlling person and any agents and employees of the Company and each such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.

        (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the initial public offering price of the Securities (as set forth in the table on the cover page of the Prospectus) less the total underwriting discounts and commissions received by the Underwriters (as set forth in the table on the cover page of the Prospectus) bear to the total underwriting discounts and commissions received by the Underwriters (as set forth in the table on the cover page of the Prospectus); provided that, in the event that the Underwriters shall have purchased any Additional Securities hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Securities shall take into account the initial public offering price and the underwriting discounts and commissions giving effect to the sale of the Additional Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Securities set forth opposite their names in Schedule I hereto (or such numbers of Firm Securities increased as set forth in Section 10 hereof) and not joint.

        (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (A) any investigation made by or on behalf of any indemnified party, the Company, its directors and officers, any person who controls the Company and the agents and employees of the Company and each such controlling person, (B) acceptance of any Securities and payment therefor hereunder, and (C) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, any person who controls the Company and the agents and employees of the Company and each such controlling person shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Securities hereunder are subject to the following conditions:

        (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

        (b) Subsequent to the effective date of this Agreement, there shall not have occurred (A) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of several Underwriters, would materially adversely affect the market for the Securities, or (B) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Securities.

        (c) You shall have received on the Closing Date an opinion of Haskell Slaughter & Young, L.L.C., counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

            (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as disclosed in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect;

            (ii) To the best knowledge of such counsel, after reasonable inquiry, the Company has no subsidiaries other than the Subsidiaries. Each Significant Subsidiary (as defined in Schedule II hereto) is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, if a corporation, and is legally formed and validly existing under the laws of the jurisdiction of its organization, if a partnership, association or business organization, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Each Significant Subsidiary is duly registered and qualified to conduct its business (and, if a corporation, is in good standing) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect; all the outstanding shares of capital stock of each Significant Subsidiary which is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and all ownership interests in each Significant Subsidiary which is not a corporation have been validly created pursuant to the partnership or other agreements or organizational documents of each such Significant Subsidiary, and, except as disclosed in the Prospectus, the shares or other interests owned by the Company are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrances;

            (iii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

            (iv)     All the outstanding shares of capital stock of the Company
(A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, (C) are free of any preemptive or similar rights and (D) have been issued and sold in compliance with all applicable federal and state securities laws;

            (v) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to preemptive or other similar rights arising by law or, to the best of such counsel's knowledge, otherwise;

            (vi) The Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement, will be fully paid and non-assessable; and the issuance of such Shares will not be subject to preemptive or other similar rights arising by law or, to the best of such counsel's knowledge, otherwise;

            (vii) The Securities and the Common Stock are each registered under the Exchange Act, and the Securities and the Shares have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

            (viii) The Securities, the Purchase Contract Agreement, the Purchase Contracts, the Treasury Notes, the Shares and the Pledge Agreement conform in all material respects to the respective descriptions thereof contained in the Prospectus and the Registration Statement;


            (ix) The certificate(s) used to evidence the Securities are in the form provided for by the Purchase Contract Agreement and comply with all applicable statutory requirements and with the requirements of the New York Stock Exchange;

            (x) The form of certificate for the Common Stock conforms to the requirements of the Delaware General Corporation Law and the New York Stock Exchange;

            (xi) The Rights to be issued with the Shares have been duly authorized and, upon issuance of such Shares, will be validly issued and conform to the description thereof in the Prospectus and the Registration Statement;

            (xii) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

            (xiii) Except as disclosed in the Prospectus, no holder of any security of the Company or any other person has the right, contractual or otherwise, which right has not been fully complied with or waived in writing by the holder thereof, (A) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Securities, (B) to have any Common Stock or other securities of the Company included in the registration statement or (C) as a result of the filing of the registration statement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

            (xiv) The Company has full corporate power and authority to enter into this Agreement, the Purchase Contract Agreement, the Purchase Contracts and the Pledge Agreement and to perform its obligations hereunder and thereunder, including to issue, sell and deliver the Securities to be sold by it to the Underwriters as provided herein;

            (xv) This Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

            (xvi) The Purchase Contract Agreement, the Purchase Contracts relating to the Securities being delivered on the Closing Date and the Pledge Agreement have been duly and validly authorized, executed and delivered by the Company and each is a legal, valid and binding agreement of the Company (and together they create, to the extent provided therein, a valid interest of the holders of the Securities in the Treasury Notes), enforceable against the Company in accordance with its terms, except as enforceability of the Company's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles, provided, however, that upon the occurrence of a Termination Event, Section 365(e) of the Bankruptcy Code (11 U.S.C. Section 101-1330, as amended) will not substantively limit the provisions of Sections
4.2 and 5.8 of the Purchase Contract Agreement and Section 4(a) of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Treasury Notes, provided further, however, that procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may affect the timing of the exercise of such rights and remedies; and the Pledge Agreement creates, as collateral security for the performance when due by the holders from time to time of the Securities of their respective obligations under the Purchase Contracts constituting part of such Securities, a legal and valid security interest (as that term is defined in the Uniform Commercial Code, as adopted and in effect in the State of New York), in favor of the Collateral Agent, in the right, title and interest of such holders in the Treasury Notes constituting a part of such Securities (collectively, the "Pledged Treasury Notes"), and upon the Federal Reserve Bank through which such Pledged Treasury Notes have been purchased making appropriate entries in its records to reflect the transfer and pledge to the Collateral Agent of such Pledged Treasury Notes in accordance with 31 C.F.R. Section 306 or similar federal regulations governing the transfer of U.S. Government book-entry securities, such security interest will be perfected.

            (xvii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the entry into the Purchase Contracts relating to the Securities, the issuance and sale of the Securities hereunder, the issuance and sale of the Shares by the Company pursuant to such Purchase Contracts or the consummation by the Company of any of the transactions contemplated under this Agreement, such Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement;

            (xviii) Neither (a) the entry into the Purchase Contracts relating to the Securities by the Company, the offer of the Securities by the Company as contemplated herein and in the Prospectus and the issue and sale of the Shares by the Company pursuant to the Purchase Contracts nor (b) the execution, delivery and performance by the Company of all of the provisions of this Agreement, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, the consummation of the transactions contemplated herein and therein and the compliance by the Company with its obligations hereunder and thereunder (A) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Significant Subsidiaries; (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or any Incorporated Document, or is known to such counsel after reasonable inquiry; (C) violates or will violate any statute, law, regulation, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Significant Subsidiaries (assuming compliance with all applicable state securities and Blue Sky laws) or any order, ruling, judgment, injunction or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties; or (D) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to the terms of any agreement or instrument that is an exhibit to the Registration Statement or any Incorporated Document, or is known to such counsel after reasonable inquiry;

            (xix) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Significant Subsidiaries is (A) in violation of its respective certificate or articles of incorporation or by-laws, or other organizational documents; (B) in violation of any statute, law, regulation, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Significant Subsidiaries or of any order, ruling, judgment, injunction or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties; or (C) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default, except in the case of (B) and (C) above, for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

            (xx) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Significant Subsidiaries is in violation of any health care statute, law, ordinance, decree, administrative or governmental rule or regulation applicable to the Company or any of the Significant Subsidiaries, including, without limitation, those relating to reimbursement by government agencies and fraudulent or wrongful billings, or any health care judgment, injunction, order or decree of any court or government entity or instrumentality of the United States of America having jurisdiction over the Company or any of the Significant Subsidiaries;

            (xxi) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Significant Subsidiaries nor any employee or agent of the Company or any Significant Subsidiary has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, including, without limitation, any law, rule or regulation prohibiting fee-splitting or fees for the referral of patients;

            (xxii) The Company and each of the Significant Subsidiaries is duly licensed or authorized in each jurisdiction where it is required to be so licensed or authorized to conduct its respective businesses; the Company and each of the Significant Subsidiaries has all other necessary consents, approvals, permits, licenses, franchises and authorizations of and from all regulatory authorities to conduct its respective businesses as presently conducted, and, to the best of such counsel's knowledge after reasonable inquiry, neither the Company nor any of the Significant Subsidiaries has received any notification from any regulatory authority, including, without limitation, any health care regulatory authority, to the effect that any additional approval is required to be obtained by the Company or any of the Significant Subsidiaries;

            (xxiii) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Significant Subsidiaries (A) employs any of the physicians in any Affiliated Group, (B) exercises any influence or control over the practice of medicine by such physicians, or (C) represents to the public that it offers medical services; and the Company and each of the Significant Subsidiaries contracts with the physicians or Affiliated Groups as independent contractors to provide medical services and is not engaged in the practice of medicine;

            (xxiv) Each Practice Management Agreement has been duly authorized, executed and delivered by the Company and each Significant Subsidiary which is a party thereto and each such Practice Management Agreement is a valid, legal and binding agreement of the Company and each such Significant Subsidiary, enforceable against the Company and such Significant Subsidiary in accordance with its terms, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; and the business of the Company and the Significant Subsidiaries as presently conducted, and the terms of each Practice Management Agreement and the performance thereof by the Company and the Significant Subsidiaries which are party thereto, do not violate any statute, administrative or governmental rule or regulation applicable to the Company or such Significant Subsidiaries or laws prohibiting the corporate practice of medicine, fee-splitting or fees for the referral of patients, or any ruling, judgment, injunction, order or decree of any court or government entity or instrumentality having jurisdiction over the Company and/or the Significant Subsidiaries;

            (xxv) To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened, against the Company or any of the Significant Subsidiaries, or to which the Company or any of the Significant Subsidiaries, or to which any of their respective properties is subject, that are required to be disclosed in the Registration Statement or the Prospectus and that are not disclosed as required;

            (xxvi) Except as disclosed in the Prospectus, the Company and the Significant Subsidiaries own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights disclosed in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Significant Subsidiaries with respect to the foregoing;

            (xxvii) The statements in the Registration Statement and Prospectus insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

            (xxviii) The statements in the Prospectus under the caption "Certain Federal Income Tax Consequences" have been reviewed by such counsel and, insofar as they constitute legal conclusions or matters of law, fairly summarize the matters referred to therein;

            (xxix) Such counsel does not know of any agreements, indentures, leases or other instruments required to be disclosed in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not so disclosed or filed as required by the Act and the Exchange Act, and such agreements, indentures, leases or other instruments as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects;

            (xxx) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

            (xxxi) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

            (xxxii) Each Incorporated Document, at the time it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and

            (xxxiii) The Company is not, and after the sale of the Securities and the application of the net proceeds, if any, therefrom as disclosed in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the 1940 Act.

     In addition, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement at the time the Registration Statement became or becomes effective contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement to the Prospectus, as of their respective dates, and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

     In rendering their opinions as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States and the States of Delaware and Alabama, provided that (A) each such local counsel is acceptable to the Representatives, (B) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is in form and substance satisfactory to them and their counsel, and (C) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

        (d) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to certain of the matters referred to in paragraph (c) of this Section 8 (including the penultimate paragraph thereof) and such other related matters as you may request.

        (e) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

        (f) (A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (B) there shall not have been any change in the capital stock of the Company or any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (C) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (D) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (E) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Sections 8(g) and 8(i) hereof.

        (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

        (h) You shall have received a certificate dated the Closing Date signed by the chief accounting officer of the Company substantially in the form heretofore approved by you, respecting the Company's compliance with the financial covenants set forth in the Company's credit agreement with NationsBank, National Association (South) (the "Credit Agreement"), and certain other agreements of the Company.

        (i) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company or (ii) except as disclosed in the Registration Statement and the Prospectus, it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

        (j) Prior to the date of this Agreement, the Company shall have received and shall have furnished to you copies of the written consent of the lenders party to the Credit Agreement to the consummation by the Company of the transactions contemplated by the Prospectus and this Agreement.

        (k) The Securities and the Shares shall have been listed subject to official notice of issuance on the New York Stock Exchange.

        (l) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

     The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 8 shall be dated the Option Closing Date in question and the opinions or letters called for by paragraphs (c), (d) and (e) of this Section 8 shall be revised to reflect the sale of Additional Securities.

     9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (A) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including the financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities;
(C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (D) the printing (or reproduction) and delivery of this Agreement, the Purchase Contract Agreement, the Pledge Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (E) the registration of the Securities under the Exchange Act and the listing of the Securities and the Shares on the New York Stock Exchange; (F) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (G) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (H) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Securities; (I) the fees and expenses of the Purchase Contract Agent and the Collateral Agent; (J) the fees and expenses of the Company's accountants; and (K) the fees and expense of counsel (including local and special counsel) for the Company.

     10. Effective Date of Agreement.  This Agreement shall become effective:
(A) upon the execution and delivery hereof by the parties hereto; or (B) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

     If any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Securities which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Securities set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Securities which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they are obligated to purchase on the Closing Date and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Securities by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Securities which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Securities), as the case may be, (A) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (B) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (C) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Securities at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Securities by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12. Information Furnished by the Underwriters. The statements set forth in the last paragraph of the cover page, the stabilization legend on the inside cover page, and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(c) and 7 hereof.

     13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (A) if to the Company, at the office of the Company at 3000 Galleria Tower, Suite 1000, Birmingham, AL 35244, Attention:
J. Brooke Johnston, Jr., Esq., with a copy to Haskell Slaughter & Young, L.L.C., 1200 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, AL 35203, Attention: Robert E. Lee Garner, Esq. and F. Hampton McFadden, Jr., Esq.; and (B) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention:
Manager, Investment Banking Division, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, NY 10019, Attention: Frederick W. Kanner, Esq.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons and agents and employees referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Securities in his status as such purchaser.

     14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                        Very truly yours,

                                        MEDPARTNERS, INC.


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:


Confirmed as of the date first above
mentioned on behalf of themselves and
the other several Underwriters named in
Schedule I hereto.

SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON
CORPORATION
MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INCORPORATED
PIPER JAFFRAY INC.
As Representatives of the Several Underwriters

By SMITH BARNEY INC.


By:
   ---------------------------------------
   Managing Director

                                   SCHEDULE I

                               MEDPARTNERS, INC.


                                                           Number of
Underwriter                                             Firm Securities
-----------                                             ---------------
Smith Barney Inc.....................................
Credit Suisse First Boston Corporation...............
Merrill Lynch, Pierce, Fenner & Smith Incorporated...
Montgomery Securities................................
Morgan Stanley & Co. Incorporated....................
Piper Jaffray Inc....................................

                                                             ----------
      Total..........................................        17,000,000
                                                             ==========

                                  SCHEDULE II

                               MEDPARTNERS, INC.

                            SIGNIFICANT SUBSIDIARIES